L.L. Bradford & Company

          Certified Public Accountants and Consultants
                        3441 Eastern Ave.
                       Las Vegas, NV 89109

March 2, 1999


Kurt Saliger, CPA
5000 W. Oakey Blvd, #A-4
Las Vegas, NV 89146

   RE: Hiking Adventures

Dear Mr. Saliger;

We have not been involved in any litigation with Hiking Adventures and the Company does not have an outstanding balance to date for services rendered by our firm. In addition, we did not have any disputes with the Company's management, which could not be resolved, regarding the Company's accounting principles, auditing procedures, or similarly significant items.

If you have any further questions, please contact me at 735-5030

Sincerely,



/s/ Leilani Bradford
Leilani Bradford, CPA

Cc: Larry Beamis

                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Hiking Adventures, Inc.



                           By:                             .
                              Gary C. Vesperman, President